SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934






                  DATE OF EARLIEST EVENT REPORTED: May 2, 2003



                                   MCSi, INC.
    (Exact name of registrant as specified in its articles of incorporation)



         MARYLAND                   000-21561                 31-1001529
         --------                   ---------                 ----------
      (State or other        (Commission file number)      (I.R.S. employer
       jurisdiction                                       identification no.)
     of incorporation)





               4751 HEMPSTEAD STATION DRIVE, DAYTON, OHIO 45429
                   (Address or principal executive offices)




                                (937) 291-8282
             (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

On May 2, 2003, MCSi, Inc. ("MCSi") entered into an amendment to its Forbearance Agreement, dated April 4, 2003, between MCSi and the lenders under its existing secured credit facility. Pursuant to this amendment, the lenders agreed to extend until May 30, 2003 the period under which they agreed to forebear from exercising certain remedies available to them under the credit agreement as a result of certain MCSi defaults. The amendment to the Forbearance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On May 2, 2003, MCSi issued a press release relating to the above amendment to the Forbearance Agreement and stating that investors should not rely on MCSi's historical financial information. The press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial statements.

Not applicable.

(b)   Pro forma financial information.

Not applicable.

(c)   Exhibits.

10.1 Amendment No. 1 to Forbearance Agreement, dated May 2, 2003, by and between MCSi, Inc., the financial institutions listed on the signature pages thereto, National City Bank, as a lender and Documentation Agent and PNC Bank, National Association, as a lender, the Swing Line Lender, Letter of Credit Issuer, Collateral Agent and Administrative Agent.

99.1  Press Release dated May 2, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 2, 2003                    MCSi, INC.


                                        By:  /s/ D. Gordon Strickland
                                             ------------------------
                                             D. Gordon Strickland
                                             President and Chief Executive
                                             Officer

                                  Exhibit Index

Exhibit No.       Description
-----------       -----------

   10.1 Amendment No. 1 to Forbearance Agreement, dated May 2, 2003, by and between MCSi, Inc., the financial institutions listed on the signature pages thereto, National City Bank, as a lender and Documentation Agent and PNC Bank, National Association, as a lender, the Swing Line Lender, Letter of Credit Issuer, Collateral Agent and Administrative Agent.

   99.1           Press Release dated May 2, 2003.